Oil For America

Post Office Box 1154
Dickinson, ND 58602
Phone: 701-483-5982
Fax: 701-483-5984
www.oilforamerica.com

September 18, 2009

Dan Bauer
President and CEO
Western Standard Energy Corp.
2 Sheraton Street
London W1F 8BH
United Kingdom

Re: Assignment of Eleven Lodgepole Reef Prospects
Leases in Stark County, North Dakota – Letter of Intent

Dear Dan,

I propose the following as the terms of the Letter of Intent:

1. On October 31, 2008, Western Standard Energy Corp. acquired leases from East Dickinson Oil and Gas Company and Stark County Oil and Gas Company, which leases included Lodgepole Reef Prospects on the State of North Dakota ownership. Those leases (the "Leases") are described in Exhibit A to this Letter of Intent.

2. East Dickinson Oil and Gas Company wishes to reacquire the Leases from Western Standard Energy Corp.

3. East Dickinson Oil and Gas Company will have a wire $13,500 to Western Standard Energy Corp. in consideration for the transfer of the Leases to East Dickinson Oil and Gas Company.

4. Western Standard Energy Corp will promptly assign the Leases to East Dickinson Oil and Gas Company, subject only to: the landowners' royalties; a 4.5% overriding royalty reserved to Western Standard Energy Corp.; and the Memorandum.

5. East Dickinson Oil and Gas Company will have no obligation to drill a well on the Leases and may assign its rights.

If the Letter of Intent is correct, please indicate your agreement by executing the statement below returning a fax of the signed original to me.

Sincerely,

Robert J. Angerer, Sr.
Manager
Oil For America Exploration, LLC

Western Standard Energy agrees with the terms of Memorandum of Intent.

Dan Bauer, President and CEO